                                                                    Exhibit 10.1
                                  ABSOLUTE NET
                                  GROUND LEASE

     THIS INDENTURE OF LEASE, made and entered into this 16th day of January, 1969, by and between PRESTON MANOR, INC., a Kentucky corporation (hereinafter called "Lessor"), and ALLIED STORES CORPORATION, a Delaware corporation (hereinafter called "Lessee");

     W I T N E S S E T H:

     That the Lessor, for and in consideration of the rents hereinafter reserved, and the terms, covenants, conditions and agreements hereinafter expressly contained on the part of the Lessee to be paid, performed, observed and fulfilled, does hereby demise, lease and rent unto the Lessee a parcel of land ("the demised premises") consisting of 28 acres, more or less, located in the southeast quadrant of the intersection of Preston Highway and Henry Patterson Expressway in the City of Louisville, Kentucky, more particularly described in Exhibit "A" and shown on Exhibit "B", both of which are attached hereto and by reference made a part hereof.

     TO HAVE AND TO HOLD the aforesaid property with all of the rights, privileges, easements and appurtenances thereunto appertaining for the term and or the conditions hereinafter set forth.

                                   ARTICLE I.
                                      Term

     1.01 The term of this Lease shall commence on March 1, 1969 and shall terminate at midnight on the 28th day of February, 2019.

     1.02 Lessee shall have the option to extend the term of this Lease for four (4) successive additional terms of ten (10) years each, upon the same terms and conditions as set forth herein. Lessee shall give Lessor notice of its intention to exercise its options at least two (2) years and six (6) months prior to the expiration of the original term of the Lease or any extensions thereof as the case may be.




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
                                   ARTICLE 2.
                                      Rent

        Lessee covenants and agrees to pay to Lessor as rental for use of the demised premises annual absolute net rental of $100,000.00. Such annual rent shall be payable in equal monthly installments in advance on the first day of each calendar month of the term hereof. The parties agree that the annual rental payable hereunder shall be subject to prospective adjustments on the 25th (and, if the term of this Lease be extended as hereinabove provided, on the 50th and 75th) anniversary of the commencement of the term hereof, the adjusted annual rental to bear the same ratio to $100,000.00 as the Consumer Price Index (Bulab State Index for City Wage Earners and Clerical Workers, Consumer Prices, all Items, 1957-9 Equal 100, which Index was 120.9 for June,
1968) of the U.S. Bureau of Labor Statistics on such anniversary bears to such index at the end of the calendar month in which the within Lease is executed, provided, however, that in no event shall the annual net rental be adjusted below $100,000.00. In the event of discontinuance of publication of such index, said adjustment shall be made on the basis of the successor index or nearest equivalent of such index then in existence.

                                   ARTICLE 3.
                                Place of Payment

        The aforesaid rentals and all other payments to the Lessor herein provided shall be made to the Lessor at 5330 South Third Street, Suite 100, Louisville, Kentucky, 40214, or at such other place or to such other person as the Lessor shall from time to time designate by written notice to the Lessee.

                                   ARTICLE 4.
                        Taxes, Assessments and Utilities

        4.01 In addition to the rentals hereinabove provided to be paid, the Lessee covenants and agrees to pay when they become due, all taxes of every kind or character, accruing after the date of commencement of the term hereof, including betterment assessments which may hereafter be assessed against the prem-


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ises. Nothing contained in this clause shall be construed to require the Lessee to pay any tax in the nature of an income tax or any other tax imposed on the Lessor by reason of the receipt of the rent provided in this Lease, or any estate, inheritance or succession tax imposed upon the Lessor or its estate.

        4.02 Lessee shall exhibit to Lessor as often as requested by Lessor, receipts showing payment of the aforesaid taxes, assessments, rates, charges and levies prior to the time when the same may become delinquent under applicable law.

        4.03 Upon default by the Lessee in the payment of any of the said taxes, assessments, rates, charges and levies, Lessor may at its option pay the same, and the amount so paid shall be considered as additional rent due from the Lessee to the Lessor to be paid at the time of next installment of rent falling due hereunder, with interest at the rate of six per cent (6%) per annum from the date of such payment by the Lessor.

        4.04 Notwithstanding the provisions of this ARTICLE 4, if the Lessee in good faith and by appropriate legal proceedings contests the validity of any such tax, assessment or other charge, and deposits with the Lessor a surety bond or other security in such form and amount as Lessor may reasonably require, or makes other provisions satisfactory to the Lessor for the payment thereof, plus interest and penalties, if any, and so long as the proceedings are prosecuted with diligence and operate as a stay of execution against said property for the collection of said taxes, the Lessee shall not be deemed to be in default hereunder for the non-payment of such tax, assessment or other charge until a final decision in such proceedings has been rendered sustaining the same.

        4.05 Lessee agrees to pay all charges when due for water, gas, electricity, sewer rentals or charges, and any utility or other charges assessed against the demised premises.

        4.06 It is understood and agreed by and between the parties hereto that except as otherwise provided in the within Lease this is an absolute net lease and that Lessee shall pay all charges of any kind assessed against the





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demised premises, whether or not said charges arise form Lessee's use thereof.

                                   ARTICLE 5.
                                Mechanics' Liens

     5.01 Lessee shall promptly pay and discharge all mechanics, laborers' or materialmen's liens and claims that may at any time be filed or asserted against the demised premises or any improvements thereon. If the Lessee fails to pay and discharge any such liens within thirty (30) days after written notice from the Lessor to the Lessee, then unless the Lessee shall, during such period, have commenced in good faith appropriate legal proceedings to contest the validity of any such lien and diligently prosecute the same to a final decision resulting in the removal of such lien, the Lessor shall have the right at its option to pay off and discharge the same or any portion thereof, and the amount so paid in connection therewith shall be construed as additional rent from the Lessee to the Lessor to be paid at the time of the next installment falling due, plus interest thereon at the rate of six per cent (6%) per annum from the date of such payment by the Lessor.

     5.02 Unless otherwise provided in this Lease, Lessee shall do no act which shall in any way encumber the Lessor's estate in the demise premises, nor shall the estate of the Lessor by in any way subject to any claim, lien or encumbrance created or suffered by the Lessee, whether claimed by operation of law or by virtue of any contract by the Lessee and any claim of lien arising from any act or omission of the Lessee shall accrue only against the leasehold estate of the Lessee and shall in all respects be subject to the paramount title of the Lessor.

                                   ARTICLE 6.
                      Conformance to Laws and Restrictions

     6.01 Lessee will at its own expense and without cost and expense to the Lessor at all times observe and comply with all lawful requirements, rules, regulations, laws and ordinances of any state, county, municipality, the United States Government, or other legally constituted authority in any way affecting this Lease, the demised premises, the streets and areas adjacent to said prem-




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ises, or the buildings and improvements thereon, and the Lessee will not use or knowingly permit any of the demised premises or the buildings or improvements thereon to be used for any illegal or immoral business or occupation or purpose, or use or knowingly permit the same to be used so as to constitute a nuisance.

     6.02 Notwithstanding the provisions of subparagraph 6.01 of this ARTICLE 6, if Lessee in good faith and by appropriate legal proceedings contests the validity and applicability of any such law, ordinance, rule, regulation, or restriction, then so long as such proceeding is prosecuted with diligence, the Lessee shall not be deemed to be in default hereunder until a final decision in such proceeding has been rendered sustaining the validity or applicability thereof.

                                   ARTICLE 7.
                   Lessee to Pay All Expenses of Suits, Etc.

     7.01 Lessee will promptly pay and indemnify the Lessor against all loss, legal costs and charges, including reasonable attorney's fees, by the Lessor lawfully and reasonably incurred or expended in or about the prosecution or defense of any suit or other proceedings in discharging the premises or any part thereof from any lien, judgment or encumbrance created or suffered by the Lessee, its assigns, tenants, licensees, or anyone acting or claiming by, through, or under them upon or against the demised premises, or against the Lessor's estate therein.

     7.02 Lessee covenants and agrees that in case Lessor shall, without any fault on its part, be made a party to any litigation commenced by a third party against Lessor or Lessee, or both, involving this Lease or the demised premises, then, unless such litigation shall arise directly or indirectly out of any breach by Lessor of any warranty or other obligation of Lessor hereunder, Lessee shall assume the defence of Lessor and pay all costs and expenses incurred by Lessor in connection with such litigation, including attorney's fees.




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     7.03  Lessee covenants and agrees to pay to Lessor all costs and expenses which Lessor may reasonably incur, including reasonable attorney's fees, in the successful enforcement of the covenants and agreements in this Lease, and shall hold Lessor harmless and indemnified against all liability, cost and expense of every nature arising therefrom but only in cases and to the extent that it shall be finally determined that Lessee was in default hereunder.

                                   ARTICLE 8.
                   Lessee to Indemnify Lessor Against Claims

     Except as otherwise provided herein, Lessee will indemnify and save the Lessor harmless against all claims, demands, suits and judgments, and loss, damage or bodily injury to any person, property, or state caused by accident or otherwise, and accruing by reason of the occupancy and use by the Lessee and those claiming under it of the demised premises, and against all loss, legal costs and charges, including reasonable attorney's fees that Lessor may incur in and about the opposition to any such claim that may arise and accrue by reason of any occupancy and use of the demised premises.

                                   ARTICLE 9.
                         Lessor's Rights on Termination

     9.01 Lessee covenants and agrees that at the expiration of the term of this Lease, as the same may be extended from time to time, or at the sooner termination thereof as a result of Lessee's breach hereunder, it will quietly and peaceably deliver up to Lessor possession of the demised premises and all structures and improvements then affixed to the realty thereon, and appurtenances, in good order and condition, ordinary wear and tear, depreciation, destruction by fire or other casualties ordinarily covered by a standard fire insurance policy with extended coverage endorsement excepted. All of Lessee's interest in such structures and improvements shall thereupon pass to Lessor without compensation to Lessee therefor. Any trade fixtures placed on the demised premises by Lessee, Sublessee, Licensees, Concessionaires, and anyone holding or claiming under Lessee shall remain his or their property and may be removed from the premises by such


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owner provided he is not in default in the performance of any of his obligations in the instrument under which he holds possession.

        9.02 Lessee shall have the unqualified right to remove or alter the exterior of any buildings or improvements constructed on the premises by Lessee, at any time during the term hereof, as the same may be extended from time to time.

                                  ARTICLE 10.
                                   Insurance

        10.01 Lessee shall keep the buildings and other structures on the demised premises insured against loss or damage by fire and those perils commonly covered by an extended endorsement in an amount not less than eighty per cent (80%) of the actual replacement cost of such buildings and other structures (excluding the cost of foundations, excavations and footings below the lowest basement floor).

        Such policies shall be made payable to the Lessee, or at Lessee's option, to the holder of any first mortgage which is a lien upon the site of the insured under a standard mortgagee clause, provided such mortgagee is a bank, trust company, insurance company, pension fund, retirement fund or other reputable institutional lender.

        10.02 Lessee shall maintain a policy of comprehensive public liability insurance, naming itself and Lessor as their interests may appear as the insureds, against claims on account of bodily injury and property damage incurred upon or about the demised premises, such insurance to be written with limits of not less than (i) $500,000.00 in respect of bodily injury to or death of any one person, (ii) $1,000,000.00 in respect of bodily injury to or death of any number of persons arising out of any one occurrence, and (iii) $100,000.00 per occurrence in respect of any instance of property damage.




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                                  ARTICLE 11.
                             Damage or Destruction

        If the facilities on the demised premises shall be damaged or destroyed by casualty, the Lessee shall, at its sole option, but at its own expense, do either of the following:

(a) promptly repair or rebuild same to as good condition (although not necessarily to the same size or character) as existed prior to such damage or destruction, or (b) clear away the ruins and leave the property in a clean, orderly and sightly condition.


                                  ARTICLE 12.
                             No Abatement of Rents

        No damages to or destruction of any of the buildings or improvements on the demised premises caused by fire, windstorm, act of God, invasion by a public enemy or other casualty, shall entitle the Lessee to surrender the demised premises, nor shall such casualty entitle the Lessee to a suspension or abatement of rent, nor shall the obligation herein covenanted by the Lessee to pay rent and taxes be abated during such period of time that construction may be in process on the demised premises.


                                  ARTICLE 13.
                              Warranties of Title

        Lessor warrants that the Lessee shall and may peaceably and quietly have, hold and enjoy the demised premises without let or hindrance of and from the Lessor or any person or persons whomsoever lawfully claiming the same, provided that the Lessee pays the rent herein reserved and performs each and every covenant and agreement herein on its part to be performed.

        Lessor further warrants that Lessor has a valid fee title to the land and that there is no lien, restriction, covenant, encumbrance, law, ordinance or regulation which at the time of execution hereof prevents, and that the Lessor will not at any time hereafter create or suffer to be created any lien, restriction, covenant or encumbrance which would prevent, the use by Lessee of any portion or all of the demised premises for the conduct of a retail shopping center


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or general commercial activities, or which prevents the Lessor from entering into the within lease or which creates or would create an estate in the demised premises paramount to the Lessee's interest therein under the within lease, except as set out on Exhibit "C" attached hereto.

        Lessor shall, as a condition to the validity and enforceability of this Lease by Lessor supply to Lessee, at Lessor's sole expense, within a reasonable time after receipt by Lessor of Lessee's written request therefor, an instrument of title guaranty or policy of title insurance issued by a company or recognized standing, to the effect that, or guarantying or insuring that, the Lessor's warranties as above set forth are true and factual.

        Lessor acknowledges and admits that the Lessee has entered into the within lease in reliance upon the above conditions and Lessor's above warranties and covenants.

        Nothing herein shall, however, be deemed to prevent the Lessor from selling, transferring or assigning Lessor's reversionary interest in the demised premises or Lessor's interest in this Lease, subject to all of the terms, covenants and conditions hereof.

                                  ARTICLE 14.
                           Assignment and Subletting

        Lessee shall have the right and privilege to freely assign this Lease, or sublet all or any part of the demised premises in whole or in part at any time without the prior consent or approval of the Lessor, but no such assignment or subletting shall relieve the Lessee of its obligations hereunder. The right to assign and/or sublet as herein provided shall be a continuing one so that any assignee and/or subtenant or subsequent assignees and/or subtenants shall have a similar right to assign or sublet.

                                  ARTICLE 15.
                          Events of Default by Lessee

        It is agreed between the parties that if any material default on the part of the Lessee under this Lease shall continue for sixty (60) days after





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written notice of the default shall have been delivered to the Lessee, then
Lessor may re-enter the premises and terminate this Lease and all improvements erected on the premises shall revert to the Lessor; provided, however, that if any such default of the Lessee is of such a nature that it cannot be corrected within the sixty (60) day period the Lessee shall be allowed whatever additional time is reasonably necessary to cure the default. In addition to the above right to re-enter and terminate the Lease, the Lessor, in a case of breach of any covenant to be performed by the Lessee, shall have all other remedies afforded by the laws of the State of Kentucky.

                                  ARTICLE 16.
                                    Notices

     16.01 All notices required to be served on Lessor shall be sufficiently served by delivering the same to the Lessor at 5330 South Third Street, Louisville, Kentucky, 40214, or any other address hereafter designated by Lessor in writing, or by mailing the same by certified United States mail, postage prepaid, addressed to Lessor in the manner hereinabove set forth.

     16.02 All notices required to be served on Lessee shall be sufficiently served by delivering the same to the Lessee at 401 Fifth Avenue, New York, New York, c/o Real Estate Department, or such other addresses hereafter designated by Lessee in writing, or by mailing the same by certified United States mail, postage prepaid, addressed to Lessee in the manner hereinabove set forth, with copy to Almart Stores, Inc., Attention of President, 10 W. 33rd Street, New York, New York.

                                  ARTICLE 17.
                              Licenses and Permits

     17.01 Lessor agrees to cooperate with Lessee, at Lessee's expense, in the securing of any license and/or permit (including, without limitation, building permits) necessary or desirable for the conduct of Lessee's intended activities on the demised premises, or Lessee's use thereof. Such cooperation shall include the execution, filing and prosecution of any application for any such license or permit, whether in the name of Lessor, Lessee or both.

     Lessor further agrees that, upon Lessee's written request therefor, it shall (a) join in, or institute, at Lessee's expense, any proceedings, the




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purpose of which is to enable Lessee more effectively to utilize or use the demised premises for Lessee's intended purpose, where such joinder or institution is necessary or desirable; (b) join in, consent to, or execute, acknowledge and deliver, in Lessor's own name, as the case may require any instruments of grant, in such form as shall be required by the intended grantee or grantees, the intent and effect of which is to grant public utility companies and/or the U. S. Government and/or the State of Kentucky, and/or agencies or political subdivisions of either of them, the right to enter and use such portion of the demised premises as may be necessary or desirable for purposes of installing and maintaining thereon utility or other facilities (including, without limitation, access roads) necessary or desirable for Lessee's effective utilization and use of the demised premises for Lessee's intended purposes; Lessee shall use its best efforts to restrict the grant of such easements to a term not in excess of the term of the within Lease and any extensions thereof. However, in the event any grantee(s) of said easement(s) require or demand permanent easements, Lessor agrees to fully comply with the provisions of this Article 17 and to join in, consent to, or execute, acknowledge and deliver in Lessor's own name, as the case may require, such instruments of grant in recordable form; (c) consent to any reasonable request made by Lessee's Mortgagee for modifications in the within Lease to meet technical requirements of financing and shall execute, acknowledge and deliver such instruments which so modify the within Lease. Lessor shall not, however, be obligated to consent to or enter into any modifications which would: (i) reduce the rentals or any other charges required to be paid by Lessee hereunder, or (ii) change the term of the within Lease or any extensions thereof, or (iii) require Lessor to subordinate any of its right, title or interest in the demised premises or in the within Lease.

        17.02 In pursuance of the purposes and spirit of clause (b) and (c) of
Section 17.01 hereof, Lessor hereby agrees that in the event of Lessor's failure or refusal to execute, acknowledge and deliver the instruments contemplated by such clause, for reasons inconsistent with the terms and spirit of




                                      -11-
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of this Lease, the Lessee, in addition to other remedies, may execute, acknowledge and deliver the same in the name of, and as agent or attorney-in-fact of, the Lessor; accordingly, the Lessor hereby irrevocably nominates, constitutes and appoints Lessee the Lessor's lawful agent and proper and legal attorney-in-fact for the purpose of executing, acknowledging and delivering any such instrument necessary or desirable to carry out the purposes of such clauses and this Lease, and hereby irrevocably ratifies all that the Lessee may do as such agent and attorney-in-fact of Lessor so long as it is consistent with the purposes and spirit of this Lease. Such agency of Lessee shall be deemed to be an agency coupled with an interest.

     17.03 Lessor waives, relinquishes, and releases all right of levy or distraint for rent and all other claims and demands of every kind which the Lessor has or may have against any and all improvements, fixtures, equipment and other personalty placed in or on the demised premises. Lessor acknowledges Lessee's right and privilege of encumbering its leasehold estate granted herein as well as Lessee's exclusive right, title and interest in any improvements, fixtures, equipment and other personalty placed in or on the demised premises, subject however to mortgages or security interest which Lessee may grant therein, if any. Nothing contained herein shall be deemed to grant to Lessee the right and privilege of encumbering Lessor's reversionary right to the demised premises or to prevent Lessor from selling, transferring or assigning Lessor's reversionary interest in the demised premises or Lessor's interest in this Lease, subject to all of the terms, covenants and conditions hereof.

                                  ARTICLE 18.
                              Estoppel Certificate

     Each party agrees that it will at any time and from time to time upon not less than five (5) days' prior request by the other, execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified, and stating the modifica-





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
tions), and if so, the dates to which rent and any other charges have been paid in advance, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or encumbrancer of the leasehold estate created hereby, or of the Lessor's interest in this Lease.

                                  ARTICLE 19.
                        Lessor's and Lessee's Liability

     If Lessor Lessee is in breach or default with respect to its obligations, representations, warranties, or otherwise, under this Lease, then each hereby agrees to indemnify, defend and save the other harmless against any costs, expenses, liability, loss, claim or damage (including reasonable attorney's fees) suffered or incurred by the Lessee or Lessor as a result, direct or indirect, of such breach or default. In addition, (a) the Lessee or Lessor shall thereupon have all other remedies provided by the laws of the State of Kentucky, and (b) the Lessee or Lessor shall have the right, but not the obligation, to cure any such breach or default for the account and in the name of the Lessor or Lessee, as the case may be.

     Should either the Lessee or Lessor elect to exercise its right to cure a breach or default as aforesaid or should either party suffer or incur any such cost, expense, liability, loss, damage or claim, the Lessor or Lessee shall promptly reimburse the other to the full extent of Lessee's or Lessor's cost of curing and/or such other cost, expense, liability, loss, damage or claim suffered or incurred by the Lessee or Lessor or may be incurred by Lessee or Lessor as a result, direct or indirect, of Lessor's or Lessee's breach or default as aforesaid. Upon Lessor's failure to effect such reimbursement within thirty (30) days from receipt of Lessee's invoice therefor, the Lessee shall have the right to deduct all amounts due to Lessee from rental payments next becoming due under this Lease.




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
                                  ARTICLE 20.
                                    Benefit

        This Lease and each and every covenant thereof shall inure to the benefit of the parties thereto and their respective successors and assigns, as fully as though appropriate words had been inserted in each instance. Accordingly, (a) the word "Lessor", whenever and wherever used herein, shall, except where the sense of this Lease necessarily dictates otherwise, mean PRESTON MANOR, INC., its successors and assigns; (b) the word "Lessee", whenever and wherever used herein, shall except where the sense of this Lease necessarily dictates otherwise, mean ALLIED STORES CORPORATION, its successors and assigns.


                                  ARTICLE 21.
                                  Holding Over

        In the event that the Lessee remains in possession of the demised premises after the expiration of the term or any extension thereof, of this Lease, without the exercise by Lessee of any extension option herein granted to the Lessee, the Lessee shall be deemed for all purposes to be occupying said premises as a tenant from month to month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.


                                  ARTICLE 22.
                                  Short Form

        The parties hereto agree to execute a short form of lease with a minimum of the terms herein provided, but in such form as shall be sufficient to enable the same to be recorded.


                                  ARTICLE 23.
                          APPROPRIATION FOR PUBLIC USE

        23.1 If the whole or any material portion of the demised premises shall be taken for any public or quasi-public use under right of eminent domain, or by private purchase in lieu thereof, then and in such event this Lease and the term hereby granted shall, at the option of the Lessee, cease and expire as




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
respects the entire demised premises, which option shall be exercised by written notice to the Lessor within sixty (60) days after the date of actual deprivation of possession. All rents, taxes and other charges shall be prorated as of the date of deprivation of possession, and Lessor shall refund to Lessee all rents and other charges paid by Lessee with respect to any period subsequent to such date.

        23.02 In the event of any partial taking or in the event of a material taking and the Lessee elects not to terminate this Lease, then in such case this Lease shall remain unaffected, except Lessee shall be entitled to a pro rata reduction in the annual rent hereunder applicable to the particular premises affected by such taking, to be determined by mutual agreement between Lessor and Lessee or in the absence of such agreement to be determined by arbitration in accordance with the then existing rules of the American Arbitration Association.

        23.03 Irrespective of whether or not the taking by eminent domain is of such a nature as to terminate this Lease, any award through legal proceedings or any negotiated payment by private sale in lieu thereof, and jointly accepted by both Lessor and Lessee shall be divided between the parties as follows:

              (i) That portion of the award equal to the value of the land so taken shall be paid to the Lessor.

             (ii) The Lessee shall be entitled to the remaining portion of the award for improvements on the portion of the demised premises so taken.

        23.04 In the event of any governmental action not resulting in the taking or condemnation of any portion of the demised premises but creating a right to compensation therefor, such as, without limiting the generality of the foregoing, the changing of the grade of any street upon which the demised premises abut, or if less than the leasehold title of the Lessee to all or any portion of the demised premises shall be so taken for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of rent, and the rights of the Lessor and Lessee to compensation or award resulting therefrom shall be governed by applicable law.




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
        IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be executed, in duplicate, as of the day and year first above written.

Signed, Sealed and Delivered            PRESTON MANOR, INC.
in the presence of:
                                        By /s/ J. George LaBeau
                                           -----------------------------
                                           Vice Pres.

/s/ Bobbie C. Norton                    ATTEST: /s/ J. G. Parish
- -----------------------------                   ------------------------

/s/ Mary C. George                      (Corporate Seal) LESSOR

                                        ALLIED STORES CORPORATION
- -----------------------------

   (Corporate Seal) LESSEE              By /s/ Seymour Ainbender
                                           ----------------------------
                                           Vice-President

/s/ Joseph P. Cramer
- ----------------------------            ATTEST: /s/ F. J. Zambone
                                                -----------------------
/s/ Ambrose F. Cramler                          Assistant Secretary
- ----------------------------

STATE OF KENTUCKY   )
                    : SS
COUNTY OF JEFFERSON )

        I, JUANITA J. MILES, a Notary Public in and for the County of Jefferson, do certify that on this day the foregoing instrument of writing from PRESTON MANOR, INC. to ALLIED STORES CORPORATION was produced to me in my County by the aforesaid parties and acknowledged before me by J. GEORGE LABEAU, as VICE PRESIDENT of PRESTON MANOR, INC., a corporation, party hereto, to be the act and deed of said corporation by him as its VICE PRESIDENT, thereunto duly authorized, and the seal of said corporation, as affixed to said instrument was attested and proven before me by J.G. PARISH, as its ASSISTANT Secretary.

        Given under my hand and seal this 18TH day of DECEMBER, 1968.

                                        /s/ Juanita J. Miles
                                        --------------------------
                                              Notary Public

                                          Notary Public, Jefferson County, Ky.
                My commission expires:    My commission expires Feb. 7, 1970
                                       ---------------------------------------

STATE OF NEW YORK  )
                   : SS
COUNTY OF NEW YORK )

        I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared SEYMOUR AINBENDER and F.J. ZAMBONE.

well known to me to be the VICE President and ASST Secretary, respectively, of Allied Stores Corporation, a corporation, and that they severally acknowledged executing the same in the presence of two subscribing witnesses freely and voluntarily under authority duly vested in them by said corporation and that the seal affixed thereto is the true corporate seal of said corporation.

        Witness my hand and official seal in the County and State last aforesaid, this 10TH day of JANUARY, 1969.

                                        /s/ Veronica M. Dawson
                                        -----------------------------
                                                Notary Public


                        My commission expires: ________________________

TRACT 1: BEGINNING in the Southerly line of the right-of-way conveyed to the Commonwealth of Kentucky by deed dated April 16, 1953, of record in Deed Book 3010, Page 520, in the office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Southeasterly line of the tract conveyed to Ethel Kunzler by deed dated July 18, 1946, of record in Deed Book 2144, Page 145, in said office; thence with the Southeasterly line of said tract conveyed to Ethel Kunzler South 59 degrees 09 minutes West 1397.82 feet to a corner; thence with the existing right-of-way line of Ramp 3 of the Preston Street, Inner Belt Cloverleaf; thence with the existing right-of-way line of Ramp 3, North 25 degrees 46 minutes 30 seconds West 156.67 feet to a point 49.42 feet right (East) of Station 105+93.88 in the centerline of Preston Highway, thence continuing with the right-of-way line of Ramp 3, with a curve to the right, having a radius of 170.85 feet, an arc distance of 178.59 feet to a point in the North property line, said point being 10 feet east of and opposite Station 256+14.84 on the survey line for Ramp 3, aforesaid; thence with the North property line North 62 degrees 50 minutes 30 seconds East 805.23 feet to a point in the Southerly line of the right-of-way conveyed to the Commonwealth of Kentucky, aforesaid; thence with said Southerly right-of-way line North 85 degrees (previously mistakenly stated as 84 degrees) 54 minutes East 538.57 feet to the point of beginning.

TRACT 2: BEGINNING in the Northeasterly line of Preston Highway as widened by deed to the Commonwealth of Kentucky dated May 1941, of record in Deed Book 1784, Page 528, in the Office of the Clerk of the County Court of Jefferson County, Kentucky, at its intersection with the Northwesterly line of the tract conveyed to Standard Oil Company by deed dated January 20, 1950, of record in Deed Book 2569, Page 138, in the aforesaid Clerk's office; thence with the Northeasterly line of Preston Highway as widened by deed aforesaid, the following courses and distances, North 28 degrees 36 minutes West 100 feet, North 28 degrees 03 minutes West 100 feet and North 27 degrees 49 minutes West
372.80 feet to a point 40 feet left of Preston Highway centerline Station 108+00; thence North 25 degrees 49 minutes West 49.67 feet to the Northeasterly line of the tract conveyed to Carl E. Breitenstein and wife, by deed dated March 14, 1941, of record in Deed Book 1774, Page 403, in the aforesaid Clerk's office; thence with the Northwesterly line of same, North 59 degrees 09 minutes East 1272.02 feet to a stone at the most Northerly corner of said tract; thence with the Northeasterly line of said last mentioned tract, South 30 degrees 13 minutes East 533.26 feet to a corner of the tract conveyed to John Breitenstein by deed dated November 6, 1919, of record in Deed Book 925, Page 614, in the aforesaid Clerk's office; thence with the Northwesterly line of said tract, South 52 degrees 30 minutes West 105 feet to another corner of said tract; thence with the Southwesterly line of said last mentioned tract, South 30 degrees 13 Minutes East 187.28 feet to the Northwesterly line of Durrett Lane, as widened by deed to Jefferson County dated May 19, 1941, of record in Deed Book 1782, Page 515, in the office aforesaid; thence with the Northwesterly line of Durrett Lane, as widened by deed aforesaid, South 52 degrees 30 minutes West
645.31 feet to a corner of the tract retained by M. H. Breitenstein by deed dated May 14, 1941, of record in Deed Book 1774, Page 403, in the aforesaid Clerk's office; thence with the Northeasterly line of said tract, North 31 degrees 42 minutes West 164.74 feet to a corner of same; thence with the Northwesterly line of the aforesaid tract, South 58 degrees 18 minutes West 60 feet to another corner of said tract; thence South 50 degrees 46 minutes West
211.35 feet to a corner of the tract conveyed to Kenneth B. Farmer and wife by deed dated June 5, 1951, of record in Deed Book 2761, Page 497, in the aforesaid Clerk's office; thence with the Northwesterly line of said tract, South 52 degrees 30 minutes West 85 feet to the Northeasterly line of the tract conveyed to Standard Oil Company by deed recorded in Deed Book 2569, Page 138, aforesaid; thence with the Northeasterly line of same, North 29 degrees 25 minutes West 85 feet to a corner of said tract; thence with the Northwesterly line of same, South 52 degrees 30 minutes West 200 feet to the beginning.


                                  EXHIBIT "A"

1. Defects, liens, encumbrances, adverse claims or other matters, on any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2. Rights or claims of parties other than insured in actual possession of any or all of the property.

3.  Unrecorded easement, if any, on, above or below surface.

4. Any discrepancies or conflicts in boundary lines and shortage in area or encroachments, if any, which a correct survey or an inspection of the premises would disclose.

5. Community property rights or the rights of dower, courtesy or homestead, if any, of the spouse of the Insured.

6. State and County Taxes assessed as of January 1, 1968, due and payable in October, 1968.

7. City of Louisville Taxes assessed as of January 1, 1968, due and payable in January, 1969.

8. Easement to construct and perpetually maintain a sewer through a strip of ground 5 feet in width, granted to the United States of America by Instrument dated August 2, 1917, recorded in Deed Book 880, Page 180, in the Office aforesaid, which crosses Parcel #1 above, near the most Eastern corner thereof. Affects Tract #1.

9. Easement over a 15-foot strip granted to Louisville & Jefferson County Metropolitan Sewer District, of record in Deed Book 3144, Page 153, in the aforesaid Office. The location of same is undefinite; may affect Tract #1.

10. Easement granted Louisville Gas and Electric Company, of record in Deed Book 4155, Page 127, in the aforesaid Office.

11. Any conveyance must be supported by a proper Resolution of the Board of Directors of the titleholder corporation.


                             ---------------------